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                              EMPLOYMENT AGREEMENT


         This Employment Agreement (this "Agreement") is executed by BERTRAM T. MARTIN ("Executive"), a Florida resident whose principal address is 3035 Turtle Brook, Clearwater, Florida 34621, and STERILE RECOVERIES, INC. (the "Company"), a Florida corporation with its principal executive office and place of business at 28100 U.S. Highway 19 North, Suite 201, Clearwater, Florida 34621, to record their agreement regarding the employment of Executive by the Company. Executive and the Company agree as follows:

         1. At Will Employment. Subject to the terms and conditions of this Agreement, the Company shall employ Executive as its Executive Vice President and Chief Operating Officer, and Executive shall serve in the employ of the Company in that capacity. Employment and compensation with the Company are "at will" and can be terminated with or without cause, and with or without notice, at any time, at the option of the Company or Executive. The terms of this Agreement, therefore, do not and are not intended to create either an express or implied contract of employment with the Company for any particular period of time. No manager or representative of the Company, other than the President of the Company, has authority to enter into any agreement to employ any person for any specified period of time or to make any agreement or contract with respect to the foregoing, and any promises to the contrary may be relied upon by Executive only if they are in writing and signed by the President of the Company. Executive is not entitled to any severance compensation benefits on the termination of his employment (whether voluntary or involuntary), except as stated in any separate, written agreement between the Executive and the Company.

          2. Duties. Executive shall be responsible for such duties as are reasonable for an employee in such capacity and as from time to time are assigned to him by the Company's board of directors. At all times while employed by the Company, Executive shall serve and promote the business interests of the Company in good faith, with his full, best, and dedicated efforts, with fidelity and loyalty, in compliance with all rules, policies, practices, directives, and procedures of the Company. Executive faithfully and industriously shall devote all normal working hours (subject to sick leave, vacation time, and outside endeavors provided for and permitted by the terms of this Agreement) to the good faith performance of his duties.

         3. Compensation. For all services rendered to it by Executive, the Company shall pay to Executive base compensation at an annual rate of $200,000, beginning on the Effective Date of this Agreement, payable in arrears every two weeks in 26 equal, consecutive installments. This compensation may be changed from time to time in the manner set forth in section 10, upon mutual agreement, without voiding any other terms of this Agreement.

         4.      Competition and Trade Secrets.

                 (a) Executive, directly or indirectly, in any capacity, either for himself, or on behalf of any corporation, partnership, joint venture, business trust, or other person or entity, shall not:
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                          (i)     During the term of this Agreement, for any
                 additional period of time that Executive continues to be a employee of the Company, and for a period of three years immediately after Executive's employment with the Company ceases, (i) engage in any business, or acquire an interest in any business, or become affiliated as an agent, employee, partner, consultant, director, officer, stockholder, or proprietor of any business, that competes with the business of the Company in the geographic locations where the Company has performed its services within the year preceding the relevant date on which performance is being measured; (ii) contact, solicit, divert, do business with, or accept business from, any person who has been a customer or supplier of the Company during the three preceding years, if such business is of the kind in which the Company is engaged; (iii) influence or attempt to influence any employee of the Company to terminate his employment with the Company for the purpose of working for a competitor of the Company; or (iv) influence or attempt to influence any agent, customer, supplier, or distributor who has a business relationship with the Company to cease or adversely alter its business relations with the Company; and

                          (ii) At any time, while this Agreement remains in effect and thereafter, divulge, disclose, or communicate, for any reason or in any manner, to any person or entity, any information (written or otherwise) concerning trade secrets or other confidential information relating to the Company's business or financial affairs, including, without limiting the generality of the foregoing, the name of any customer or supplier or the business plans, methods, processes, and operating procedures of the Company.

                 (b) Executive makes the preceding covenants in consideration for, and as a necessary condition of, Executive's continued employment by the Company. The preceding covenants are independent of any obligation of the Company to Executive, including any obligations of the Company to Executive under this Agreement or arising from any aspect of the employment relationship, and are not subject to any set-off, defense, deduction, or counterclaim based on any claim Executive might have against the Company. Executive stipulates that the duration and geographic scope of these restrictions are reasonable limitations necessary to protect the Company's business interests, that the restrictions do not unduly oppress Executive's occupational future or opportunities, and that Executive has been adequately compensated for these restrictions. The "prohibited period" of the obligation set forth in paragraph (a)(i) above will be extended by any period of time during which Executive is in breach of the obligation.

                 (c) Each provision of the preceding covenants should be construed and interpreted so that it is valid and enforceable under applicable law. However, if a court of competent jurisdiction determines that the duration, geographical area, or proscribed activities





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         of the restrictions under this Agreement would cause strict application of those restrictions to be invalid or unenforceable in a particular jurisdiction, the restrictions automatically will be reformed to shorten their duration, diminish their geographical area, or confine their proscribed activities to the extent necessary (but only to that extent) to make the restrictions valid and enforceable.

         5. Remedy at Law Insufficient. Executive acknowledges that damages at law will be an insufficient remedy if Executive violates the terms of section 4, and that the Company would suffer a decrease in value and irreparable damage as a result of such violation. Accordingly, on a violation of any of those covenants, the Company, without excluding or limiting any other available remedy, shall be entitled to the following remedies:

                 (a) Upon posting a bond of up to $10,000 and filing with a court of competent jurisdiction an appropriate pleading and affidavit specifying each obligation breached by Executive, automatic entry by a court having jurisdiction of an order granting an injunction or specific performance compelling Executive to comply with that obligation, without proof of monetary damage or an inadequate remedy at law; and

                 (b) Reimbursement of all costs and expenses incurred by the Company in enforcing those obligations or otherwise defending or prosecuting any litigation arising out of Executive's obligations, including premiums for bonds, fees for experts and investigators, and legal fees, costs, and expenses incurred before a lawsuit is filed and in trial, appellate, bankruptcy, and judgment-execution proceedings.

The foregoing remedies are cumulative to all other remedies afforded by law or in equity, and the Company may exercise any such remedy concurrently, independently, or successively. If for any reason a court of competent jurisdiction determines that the Company is not entitled to an injunction based on a breach of an obligation under section 4, Executive shall pay to the Company as liquidated damages, on demand in immediately available legal tender of the United States of America, a sum equal to all profits, remuneration, or other consideration Executive gains from all activities in breach or contravention of any of Executive's obligations.

         6. Inventions or Improvements. Any inventions, discoveries, know-how, or improvements, which Executive may conceive, make, invent, or develop during his employment by the Company, connected with Executive's work or related in any way to the Company's business or future business, shall be the absolute property of the Company and shall be promptly disclosed to the Company by the Executive. Executive shall assign to the Company the rights to such inventions and improvements and any patent applications filed or granted.

         7. Assignment; Binding Effect; Survival of Covenants. Neither party may assign rights or delegate his obligations under this Agreement without the prior written consent of the other party, and any assignment or delegation without the prior written consent of the other party will be invalid and ineffective against the other party. This Agreement is binding on, and inures to the benefit of, any successor or approved assignee of Executive and the Company.





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         8.      Form; Execution; Interpretation. The titles and headings
preceding the text of the sections of this Agreement have been inserted solely for convenient reference and neither constitute a part of this Agreement nor affect its meaning, interpretation, or effect. Unless otherwise expressly indicated, all references in this Agreement to a section are to a section of this Agreement. The parties may execute this Agreement in counterparts. Each executed counterpart of this Agreement will constitute an original document, and all of them together will constitute the same agreement. This Agreement will become effective as of the Effective Date, when each party has signed and delivered a counterpart of it to the other party. This Agreement records the final, complete, and exclusive expression of the understandings between the parties with respect to the matters addressed in it and supersedes any prior or contemporaneous agreement, representation, or understanding, oral or written, by either of them, except for the Severance Agreement dated the same date as this Agreement, between Executive and the Company. If a provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, that provision will be deemed severable from the remaining provisions of this Agreement and will not affect the validity, interpretation, or effect of the other provisions of this Agreement or the application of that provision to other circumstances in which it is enforceable.

         9. Notices. Every notice, request, demand, consent, approval, and other communication required or permitted under this Agreement will be valid only if it is in writing and delivered personally or by telecopy, commercial courier, or first-class, postage prepaid, United States mail, and addressed by the sender to the intended recipient at the appropriate address specified in the first paragraph of this Agreement, or at any other address that a party designates by notice to the other party. A validly given notice, request, demand, consent, approval, or other communication will be effective on the earlier of its receipt, if delivered personally or by telecopy or commercial courier, or the third day after it is postmarked by the United States Postal Service, if delivered by first-class, postage prepaid United States mail. Each party shall notify the other of any change in its or his mailing address that is listed in this Agreement.

         10. Modification; Waiver. A waiver, discharge, amendment, or modification of this Agreement will be valid and effective only if it is evidenced by a writing signed by or on behalf of the party against whom the waiver, discharge, amendment, or modification is sought to be enforced. No course of dealing or delay by either party to this Agreement in exercising any right, power, or remedy under this Agreement will operate as a waiver of any right, power, or remedy of that party, except to the extent expressly manifested in writing by that party. The failure at any time of either party to require performance by the other party of any provision of this Agreement will not affect the party's right thereafter to enforce the provision or this Agreement. In addition, a waiver by either party of a breach of any provision of this Agreement will not constitute a waiver of any succeeding breach of the provision or a waiver of the provision itself.

         11. Choice of Law; Litigation. The validity, construction, interpretation, and enforcement of this Agreement are governed by the laws of the State of Florida, excluding the laws of that state relating to resolution of conflicts with laws of other jurisdictions. Each party to this Agreement consents and agrees that Pinellas County, Florida, is the proper, convenient, and exclusive venue for any legal proceedings in state or federal court relating to this Agreement, and each party waives any defense, whether asserted by motion or pleading, that Pinellas County, Florida, is an improper or inconvenient venue. The prevailing party in any





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litigation arising out of or pursuant to this Agreement shall be entitled to payment from the other party, on demand, of all costs and expenses of the litigation (including reasonable legal fees, costs, and expenses) incurred by that prevailing party in enforcing this Agreement or otherwise defending or prosecuting any litigation arising out of this Agreement, whether incurred before a lawsuit is filed, or in trial, appellate, bankruptcy, or judgment-execution proceedings.

         12       Acknowledgment. EXECUTIVE ACKNOWLEDGES THAT HE HAS CAREFULLY
READ THIS AGREEMENT, HAD SUFFICIENT OPPORTUNITY TO ASK QUESTIONS AND RECEIVE SATISFACTORY ANSWERS ABOUT IT, UNDERSTANDS HIS RIGHTS AND OBLIGATIONS UNDER IT, AND SIGNED IT OF HIS OWN FREE WILL AND VOLITION. EXECUTIVE FURTHER ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY THE COMPANY TO SEEK LEGAL COUNSEL IN THE PREPARATION AND EXECUTION OF THIS AGREEMENT.



EXECUTED TO BE EFFECTIVE AS OF JULY 18, 1996



                                   /s/ Bertram T. Martin, Jr.
                                   -----------------------------
                                        BERTRAM T. MARTIN, JR.

                                   STERILE RECOVERIES, INC.


                                   By: /s/ James T. Boosales
                                      --------------------------
                                      James T. Boosales
                                      Executive Vice President




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